As filed with the Securities and Exchange Commission on April 15, 2024.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MOBIX LABS, INC.
(Exact name of registrant as specified in its charter)

Delaware	3674	98-1591717
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

15420 Laguna Canyon Rd., Suite 100
Irvine, California 92618
(949) 808-8888

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mobix Labs, Inc. 2023 Equity Incentive Plan

Mobix Labs, Inc. 2023 Employee Stock Purchase Plan

Mobix Labs, Inc. 2022 Equity Incentive Plan

Mobix Labs, Inc. 2020 Key Employee Equity Incentive Plan

Mobix Labs, Inc. 2020 Equity Incentive Plan

(Full Title of the Plans)

Keyvan Samini
President and Chief Financial Officer
15420 Laguna Canyon Rd., Suite 100
Irvine, California 92618
(949) 808-8888

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Raymond Lee, Esq.

Laurie L. Green, Esq.
Greenberg Traurig, LLP
18565 Jamboree Road

Suite 500

Irvine, CA 92612

(949) 732-6510

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On December 21, 2023, Mobix Labs, Inc., a Delaware corporation (f/k/a Chavant Capital Acquisition Corp., a Cayman Islands exempted company incorporated with limited liability) (the “Registrant”), consummated the previously announced merger (the “Merger”) pursuant to the Business Combination Agreement, dated November 15, 2022, as amended, by and among the Registrant, CLAY Merger Sub II, Inc., a Delaware corporation and newly-formed, wholly-owned direct subsidiary of Chavant, and Mobix Labs Operations, Inc., a Delaware corporation (f/k/a Mobix Labs, Inc.) (“Legacy Mobix”). In connection with the consummation of the Merger, the Registrant changed its name from “Chavant Capital Acquisition Corp.” to “Mobix Labs, Inc.” and Legacy Mobix changed its name from “Mobix Labs, Inc.” to “Mobix Labs Operations, Inc.”

This registration statement on Form S-8 (this “Registration Statement”) covers the registration of:

(i)	2,290,183 shares of Class A Common Stock, par value $0.00001 per share (“common stock”), of the Registrant reserved for issuance pursuant to the Mobix Labs, Inc. 2023 Equity Incentive Plan;

(ii)	858,935 shares of common stock reserved for issuance under the Mobix Labs, Inc. 2023 Employee Stock Purchase Plan;

(iii)	2,932,350 shares of common stock that may be issued pursuant to outstanding awards granted under the Mobix Labs, Inc. 2022 Equity Incentive Plan (the “2022 EIP”), including (a) 2,722,856 shares of common stock that may be issued pursuant to outstanding option awards granted under the 2022 EIP, and (b) 209,494 shares of common stock that may be issued pursuant to restricted stock units granted under the 2022 EIP and assumed by the Registrant in connection with the Merger;

(iv)	1,499,998 shares of common stock that may be issued pursuant to outstanding option awards granted under the Mobix Labs, Inc. 2020 Key Employee Equity Incentive Plan and assumed by the Registrant in connection with the Merger; and

(v)	1,186,047 shares of common stock that may be issued pursuant to outstanding option awards granted under the Mobix Labs, Inc. 2020 Equity Incentive Plan and assumed by the Registrant in connection with the Merger.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be delivered to the participants as required by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “SEC”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the SEC are incorporated herein by reference:

(a)	The Registrant’s Prospectus Supplement No. 3 filed with the SEC on January 24, 2024, pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-4 (File No. 333-271197), which contains the Registrant’s audited financial statements for its latest fiscal year for which such statements have been filed, as such prospectus may be supplemented or amended;

(b)	The Registrant’s audited financial statements included in the Registration Statement on Form S-1 (File No. 333-278451), filed with the SEC on April 2, 2024;

(c)	The Registrant’s Quarterly Reports on Form 10-Q for the quarter ended December 31, 2023, filed with the SEC on February 20, 2024; and for the quarter ended September 30, 2023, filed with the SEC on November 14, 2023;

(d)	The Registrant’s Current Reports on Form 8-K filed with the SEC on October 24, 2023, November 30, 2023, December 12, 2023, December 14, 2023, December 18, 2023, December 19, 2023, December 26, 2023, December 28, 2023, January 23, 2024 and March 19, 2024; and

(e)	The description of the Registrant’s securities beginning on page 92 of the Registration Statement on Form S-1 (File No. 333-278451), filed with the SEC on April 2, 2024, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any documents or portions of such documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K and any exhibits included with such Items), on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery of the State of Delaware or other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

The Registrant enters into indemnification agreements with each of its directors and executive officers. These agreements provide that the Registrant will indemnify each of its directors and such officers to the fullest extent permitted by law and its charter and its bylaws.

The Registrant also maintains a general liability insurance policy, which covers certain liabilities of directors and officers of the Registrant arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits

(a) Exhibits.

Exhibit No.	Description
3.1	Certificate of Incorporation of Mobix Labs, Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on December 28, 2023).

3.2	Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1 (File No. 333-278451), filed with the SEC on April 2, 2024).

3.3	Bylaws of Mobix Labs, Inc. (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K, filed with the SEC on December 28, 2023).

5.1	Opinion of Greenberg Traurig, LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Macias Gini & O’Connell LLP.

23.3	Consent of Greenberg Traurig, LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Registration Statement).

99.1	Mobix Labs, Inc. 2023 Equity Incentive Plan and related forms of award agreements (incorporated by reference to Exhibit 10.4 of the Registrant’s Current Report on Form 8-K, filed with the SEC on December 28, 2023).

99.2	Mobix Labs, Inc. 2023 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.5 of the Registrant’s Current Report on Form 8-K, filed with the SEC on December 28, 2023).

99.2

Unaudited Pro Forma Condensed Combined Financial Statements of Mobix Labs, Inc. (incorporated by reference to the section titled “Unaudited Pro Forma Condensed Combined Financial Statements” beginning on page 48 of the Registrant’s Registration Statement on Form S-1 (File No. 333-278451), filed with the SEC on April 2, 2024).

107	Filing Fee Table.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by such paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on April 15, 2024.

Mobix Labs, Inc.

By:	/s/ Fabian Battaglia
Name:	Fabian Battaglia
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Fabrizio Battaglia and Keyvan Samini, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Fabian Battaglia	Chairman and Chief Executive Officer	April 15, 2024
Fabian Battaglia	(Principal Executive Officer)

/s/ Keyvan Samini	President and Chief Financial Officer	April 15, 2024
Keyvan Samini	(Principal Financial and Accounting Officer)

/s/ James Peterson	Director	April 15, 2024
James Peterson

/s/ David Aldrich	Director	April 15, 2024
David Aldrich

/s/ Kurt Busch	Director	April 15, 2024
Kurt Busch

/s/ William Carpou	Director	April 15, 2024
William Carpou

/s/ Frederick Goerner	Director	April 15, 2024
Frederick Goerner

/s/ Michael Long	Director	April 15, 2024
Michael Long